UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 9, 2006

eLINEAR, INC.

(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

 0-27418                                                                                                                           76-0478045
(Commission File Number)                                                                        (I.R.S. Employer Identification No.)

2901 West Sam Houston Parkway North, Suite E-300, Houston, Texas 77043
(Address of principal executive offices, including zip code)

(713) 896-0500
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

   ྑ Written communications pursuant to Rule 425 under the Securities Act.

   ྑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

   ྑ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

   ྑ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 9, 2006, eLinear, Inc. (the “Company” or “eLinear”) received a letter from the American Stock Exchange (the “AMEX” or “Exchange”) indicating that the Company is in non-compliance with the Exchange’s continued listing standards due to Section 134 and 1101 of the Company Guide requirement to timely file its Forms 10-QSB and Forms 10-KSB and that its securities are, therefore subject to being delisted from the Exchange. The Company has appealed this determination and requested a hearing before a committee of the Exchange. There can be no assurance that the Company’s request for continued listing will be granted.

The Company expects to have the Form 10-KSB for the year ended December 31, 2005 and Form 10-QSB for the quarter ended March 31, 2006 filed prior to the hearing date, which would resolve the issues with this current AMEX letter.

In a letter dated November 22, 2005, the Exchange advised eLinear that the Company was not in compliance with certain of the Exchange’s continued listing standards due to its failure to file its Form 10-QSB for the quarter ended September 30, 2005.

On November 18, 2005, the Company filed a Form 8-K and issued a press release stating that the previously issued financial statements included in the Forms 10-QSB and Forms 10-KSB for the quarterly and annual periods ended from March 31, 2004 to and including June 30, 2005, should not be relied upon based on comments by the Securities and Exchange Commission that it (i) believed EITF 00-19 applies when evaluating whether embedded derivative instruments qualify as equity instruments or liabilities, (ii) had further comments on the Company’s accounting for warrants issued in financings effected during 2004 and 2005, and (iii) believed that EITF 96-19 applied in accounting for the modification of financing arrangements. After discussions with the Company’s independent accounting firm, the Audit Committee agreed with management’s recommendations that the previously issued financial statements should be restated.

The Company could not file the Form 10-QSB for the quarter ended September 30, 2005, the Form 10-KSB for the year ended December 31, 2005 or the Form 10-QSB for the quarter ended March 31, 2006 until all of the restatements had been completed.

The Company began the process of restating the financial statements impacted by EITF 00-19. The amended and restated Forms 10-QSB for the quarters ended March 31, June 30, and September 30, 2004, were filed with the SEC on April 4, 2006. The amended and restated Form 10-KSB for the year ended December 31, 2004 was filed with the SEC on April 6, 2006. The Form 10-QSB for the quarter ended March 31, 2005 was filed with the SEC on April 10, 2006, the Form 10-QSB for the quarter ended June 30, 2005, was filed on April 11, 2006 and the Form 10-QSB for the quarter ended September 30, 2005, was filed on April 26, 2006, which was subsequently amended on June 6, 2006.

The Company has completed the original Form 10-KSB for the year ended December 31, 2005, and its independent accounting firm is currently reviewing the filing and completing certain audit procedures related to it. The Company will file that form with the SEC when its auditors have completed their review. The Company expects to be able to complete the auditor’s review of the original Form 10-QSB for the quarter ended March 31, 2006 soon after its independent accounting firm has completed its review of the Form 10-KSB for the year ended December 31, 2005.

Once the Company has filed the Form 10-QSB for the quarter ended March 31, 2006, all restatements will have been filed and it should regain AMEX compliance.

On June 14, 2006, the Company issued a press release announcing its receipt of the letter from the AMEX. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired

Inapplicable.

(b)	Pro Forma Financial Information

Inapplicable.

(c)	Exhibits

Exhibit Number  Exhibit Description

99.1	Press Release dated June 14, 2006, announcing the Company’s receipt of a letter from the AMEX.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                   eLinear, Inc.

By: /s/ Tommy Allen
  _________________________________

Tommy Allen
     Chief Executive Officer

DATE: June 14, 2006